1 SIXTH AMENDMENT TO LEASE THIS SIXTH AMENDMENT TO LEASE (this “Sixth Amendment”) is made as of September ___, 2025 (the “Effective Date”), by and between ARE-NC REGION NO. 5, LLC, a Delaware limited liability company (“Landlord”), and HUMACYTE, INC., a Delaware corporation (“Tenant”). RECITALS A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 31, 2015, as amended by that certain letter agreement dated January 29, 2016, that certain First Amendment to Lease dated as of September 30, 2016, that certain Second Amendment to Lease dated as of February 8, 2017, that certain Third Amendment to Lease dated as of April 21, 2017, that certain Fourth Amendment to Lease dated as of October 31, 2017, that certain letter agreement dated as of January 14, 2019 (the “2019 Letter Agreement”), and that certain Fifth Amendment to Lease dated September 4, 2019 (“Fifth Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases that certain building located at 2525 E. NC Highway 54, Durham, North Carolina premises containing approximately 82,996 rentable square feet (the “Premises”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease. B. The Term of the Lease with respect to (i) the Original Premises and the Expansion Premises is scheduled to expire on March 31, 2027, and (ii) the Second Expansion Premises is scheduled to expire on March 31, 2028. C. Pursuant to Section 3 of the Fifth Amendment, Tenant is required to pay certain Additional Rent in connection with the TI Allowance, the Additional TI Allowance, the Second Expansion Premises TI Allowance and the Additional TI Fund (collectively, the “TI Rent”). D. Additionally, as of the Effective Date, (i) Landlord has performed certain capital improvements and repairs at the Project relating to (1) chiller replacement, (2) the Building’s main entry, (3) the parking lots, (4) paving work, and (5) roof replacement (collectively, the “CapEx Improvements”), and (ii) pursuant to Section 5 of the Lease, Tenant has been paying (and is required to continue paying) to Landlord the amortized costs of such CapEx Improvements as set forth in Section 5 of the Lease (such amortized costs, the “CapEx Costs”). E. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) extend the Term of the Lease with respect to the entire Premises through March 31, 2037 (the “Sixth Amendment Expiration Date”), (ii) on January 1, 2026 (the “Sixth Amendment Adjustment Date”), modify certain rental amounts payable by Tenant under the Lease, including, without limitation, Base Rent and Operating Expenses, (iii) subject to further conditions set forth herein, on the Sixth Amendment Adjustment Date, forgive (a) the balance of the TI Rent remaining unpaid as of the Sixth Amendment Adjustment Date (such amount, the “Outstanding TI Rent”) and (b) the balance of the CapEx Costs remaining unpaid as of the Sixth Amendment Adjustment Date (such amount, the “Outstanding CapEx Costs”), and (iv) grant Tenant one right to extend the Term of the Lease for a period of 5 years. NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows: 1. Term. The Term of the Lease with respect to the entire Premises is hereby extended through the Sixth Amendment Expiration Date. Tenant’s occupancy of the Premises through the Sixth Amendment Expiration Date shall be on an “as-is” basis. Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E 29

Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

2. Base Rent. Tenant shall continue paying Base Rent with respect to the Original Premises, Expansion Premises and Second Expansion Premises as set forth in Exhibit A to the Fifth Amendment through December 31, 2025. Notwithstanding anything to the contrary contained in the Lease, on the Sixth Amendment Adjustment Date, Tenant shall commence paying Base Rent with respect to the entire Premises in the amount of $39.00 per rentable square foot of the Premises per year. Base Rent with respect to the entire Premises shall thereafter be increased on each annual anniversary of the Sixth Amendment Adjustment Date (each, a "Sixth Amendment Rent Adjustment Date") by multiplying the Base Rent payable immediately before such Sixth Amendment Rent Adjustment Date by 3% (the "Sixth Amendment Rent Adjustment Percentage") and adding the resulting amount to the Base Rent payable immediately before such Sixth Amendment Rent Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein.

Notwithstanding anything to the contrary contained herein, so long as Tenant is not in Default under the Lease, Base Rent shall be abated during (i) the period commencing on January 1, 2026, through March 31, 2026 (the "Initial Base Rent Abatement Period"), and (ii) the period commencing on January 1, 2027, through March 31, 2027 (the "Subsequent Base Rent Abatement Period"; with the Initial Base Rent Abatement Period, collectively, the "Base Rent Abatement Periods"). Tenant shall commence paying full Base Rent on the day immediately following the expiration of the Initial Base Rent Abatement Period and the Subsequent Base Rent Abatement Period, as applicable. For the avoidance of doubt, during the Base Rent Abatement Periods, Tenant shall be required to pay administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being Base Rent Abatement Periods.

3. Forgiven Rent.

a. Outstanding TI Rent. Tenant shall continue paying TI Rent as set forth in Exhibit B to the Fifth Amendment through December 31, 2025. Notwithstanding anything to the contrary contained in the Lease, so long as no Default occurs under the Lease during the period commencing on the Effective Date through December 31, 2025, then, on the Sixth Amendment Adjustment Date, Landlord shall forgive the Outstanding TI Rent, in the total amount of $2,757,038.77, and Tenant shall thereafter have no obligation to pay such amount to Landlord. For the avoidance of doubt, if any Default occurs under the Lease during the period commencing on the Effective Date through December 31, 2025, then Tenant shall be required to continue paying the Outstanding TI Rent as set forth in Exhibit B to the Fifth Amendment.

b. Outstanding CapEx Costs. Tenant shall continue paying the CapEx Costs pursuant to the Lease through December 31, 2025. Notwithstanding anything to the contrary contained in the Lease, so long as no Default occurs under the Lease during the period commencing on the Effective Date through December 31, 2025, then, on the Sixth Amendment Adjustment Date, Landlord shall forgive the Outstanding CapEx Costs, in the total amount of $187,916.23, and Tenant shall thereafter have no obligation to pay such amount to Landlord. For the avoidance of doubt, if any Default occurs under the Lease during the period commencing on the Effective Date through December 31, 2025, then Tenant shall be required to continue paying the Outstanding CapEx Costs pursuant to Section 5 of the original Lease.

4. Tenant Improvements. Commencing on the Effective Date, Tenant shall have the right to construct the Tenant Improvements within the Premises pursuant to the terms and conditions of the work letter attached hereto as Exhibit A (the "Sixth Amendment Work Letter").

5. Building System Improvements. Commencing on the Sixth Amendment Adjustment Date, Landlord shall make available to Tenant a tenant improvement allowance in the amount of $4,500,000.00 (the "Building System Improvement Allowance"), for the costs to repair and/or replace, as applicable, certain Building Systems to be mutually agreed upon by Landlord and

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3 Tenant pursuant to the terms of this Section 5 (the “Building System Improvements”). The Building System Improvements shall be selected by Tenant, subject to Landlord’s reasonable approval, from the list of Building Systems described on Exhibit B-1 attached hereto, or such other Building Systems as may otherwise be mutually agreed to in writing by Landlord and Tenant in each party’s reasonable discretion (not to be unreasonably withheld, conditioned or delayed). Subject to the foregoing sentence, the Building System Improvements shall be performed by Tenant in phases pursuant to a schedule, plans and specifications, and a scope of work mutually acceptable to Landlord and Tenant. Tenant acknowledges and agrees that Landlord shall have reasonable approval (not to be unreasonably withheld, conditioned or delayed) over: (x) whether a Building System will be repaired or replaced as part of the Building System Improvements, and (y) the order in which Building Systems are repaired and/or replaced, as applicable, as part of each phase of the Building System Improvements; provided, however, Landlord shall in each case consider input from Tenant regarding Tenant’s operating needs at the Building. The Building System Improvements shall be performed in accordance with the specifications set forth on Exhibits B-1 and B-2; provided, however, that the parties acknowledge and agree that the specifications described on Exhibit B-2 are preliminary in nature only and subject to change as mutually agreed upon by Landlord and Tenant. The Building System Improvement Allowance shall be available only for the costs of the Building System Improvements. Tenant shall pay to Landlord administration rent in the amount of 1% of the total costs of the Building System Improvements, which shall be paid to Landlord out of the Building System Improvement Allowance in a proportional amount with each Tenant draw request for reimbursement of costs incurred by Tenant in performing the Building System Improvements. Except for Tenant’s right to reimbursement by Landlord of the Building Systems Improvement Allowance subject to and in accordance with the terms of this Section 5, Tenant shall be solely responsible for all of the costs of the Building System Improvements. Tenant acknowledges that the Building System Improvements may not be removed from the Premises by Tenant at any time during the Term or upon the expiration or earlier termination of the Term. The Building System Improvements shall be treated as Alterations and shall be undertaken pursuant to Section 12 of the original Lease and this Section 5. The contractors and engineers for the Building System Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves of the contractors, subcontractors and engineers identified on Exhibit B-3 attached hereto. Prior to the commencement of each phase of the Building System Improvements, Tenant shall deliver to Landlord (i) a copy of any contract with Tenant’s contractors, engineers and consultants performing any part of such phase of Building System Improvements for Landlord’s review and approval (which approval shall not be unreasonably withheld, conditioned or delayed), and (ii) certificates of insurance from any contractor performing any part of such phase of the Building System Improvements evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with any engineer, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor. Tenant shall cause the contractors for the Building System Improvements to provide a certificate of insurance naming Landlord and Alexandria Real Estate Equities, Inc. as additional insureds for the contractor’s liability coverages required above. Prior to the commencement of each phase of the Building System Improvements, Tenant shall also obtain a detailed breakdown of the costs incurred or that will be incurred, in connection with the performance of such phase of the Building System Improvements (each, a “Building Systems Budget”), and deliver a copy of such Building Systems Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Each Building Systems Budget shall be based upon the finalized Building System Improvements approved by Landlord for such phase of the Building System Improvements work, including, without limitation, the finalized schedule, plans and specifications, and scope of work thereof. Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

4 During the course of design and construction of the Building System Improvements, Landlord shall reimburse Tenant for the cost of the Building System Improvements once a month against a draw request on Landlord’s standard form, containing evidence of payment of the applicable costs and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 45 days following receipt and approval (not to be unreasonably withheld, conditioned or delayed) by Landlord of such draw request. Upon completion of the Building System Improvements (and prior to any final disbursement of the Building System Improvement Allowance), Tenant shall deliver to Landlord the following items: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Building System Improvements and final unconditional lien waivers from all such contractors and subcontractors; (ii) if applicable, “as built” plans for the Building System Improvements; and (iii) reasonably acceptable invoices for the Building System Improvements showing the costs thereof and proof of payment. Landlord shall reimburse Tenant for the cost of the Building System Improvements up to the then-remaining balance of the Building System Improvement Allowance, within 45 days after receipt and approval (not to be unreasonably withheld, conditioned or delayed) by Landlord of all of the items referred to in the preceding sentence. Notwithstanding the foregoing, if at any time and from time-to-time the then current costs of the Building System Improvements exceed the remaining unexpended Building System Improvement Allowance, Tenant shall be required to pay 100% of all outstanding excess costs as a condition precedent to Landlord’s obligation to fund any remaining portion of the Building System Improvement Allowance. If Tenant fails to pay, or is late paying such excess costs, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). The Building System Improvement Allowance shall only be available for use by Tenant for the performance of the Building System Improvements beginning on the date this Sixth Amendment is mutually executed by the parties, through December 31, 2027 (the “Outside Allowance Date”). Any portion of the Building System Improvement Allowance which has not been disbursed on or before the Outside Allowance Date shall be forfeited and shall not be available for use by Tenant. In no event shall Landlord have any obligation to fund any portion of the Building System Improvement Allowance during any period that Tenant is in Default under the Lease. Notwithstanding anything to the contrary contained in this Sixth Amendment, subject to the terms of this paragraph, Tenant may elect to apply a portion of the Building System Improvement Allowance, not to exceed $360,000.00 in the aggregate, towards the costs incurred by Tenant with respect to the Prior Building System Improvements (as hereinafter defined). Tenant may elect to apply the Building System Improvement Allowance towards the costs of the Prior Building System Improvements, if at all, by delivering written notice thereof to Landlord no later than the Outside Allowance Date, which notice shall include (i) the total amount of the Building System Improvement Allowance that Tenant desires to apply towards the costs of Prior Building System Improvements, (ii) reasonably acceptable invoices for the applicable Prior Building System Improvements showing the costs thereof and proof of payment, (iii) to the extent not already delivered by Tenant to Landlord, copies of all documents required to be delivered to Landlord pursuant to Sections 12 and 13 of the Lease, and (iv) any other items reasonably requested by Landlord. No later than 45 days following Landlord’s receipt and approval (not to be unreasonably withheld, conditioned or delayed) of the foregoing documents, Landlord shall reimburse Tenant for such approved Prior Building System Improvements costs (not to exceed $360,000.00 in the aggregate). For the avoidance of doubt, the Building System Improvement Allowance shall be reduced by the amount reimbursed by Landlord to Tenant for the cost of Prior Building System Improvements, if any. As used herein, “Prior Building System Improvements” means the costs incurred by Tenant to replace and/or repair Building Systems, as reasonably approved by Landlord, during the period commencing on January 1, 2024, through the date immediately prior to the Effective Date. Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

5 Notwithstanding anything to the contrary contained in the Sixth Amendment Work Letter, if the cost of the Building System Improvements exceeds the Building System Improvement Allowance, then, subject to Landlord’s reasonable review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant may elect to apply all or any portion of the remaining Total TI Allowance (as defined in the Sixth Amendment Work Letter) for which Tenant has not requested disbursement towards the cost of the Building System Improvements. Tenant may elect to apply the remaining Total TI Allowance for which Tenant has not requested disbursement towards the Building System Improvements, if at all, by delivering written notice thereof to Landlord no later than the Outside Allowance Date. Such notices shall include (i) the total amount of the Total TI Allowance that Tenant desires to apply towards such Building System Improvements costs, (ii) reasonably acceptable invoices for such applicable Building System Improvements showing the costs thereof and proof of payment, and (iii) any other items reasonably requested by Landlord. No later than 45 days following Landlord’s receipt and approval (not to be unreasonably withheld, conditioned or delayed) of all of the foregoing documents, Landlord shall apply such approved portion of the Total TI Allowance towards the costs of the Building System Improvements. For the avoidance of doubt, the Total TI Allowance shall be reduced by the amount applied towards the costs of the Building System Improvements, if any. 6. Operating Expenses. a. Operating Expenses Definition. Commencing on the Sixth Amendment Adjustment Date, the definition of the term “Operating Expenses” set forth in the second paragraph of Section 5 of the original Lease shall be deleted from the beginning of such paragraph through the words “excluding only,” and such language shall be replaced with the following: “The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project including, without limitation, (1) Taxes (as defined in Section 9), (2) insurance, (3) the cost of any common amenities now or hereafter located in, on or otherwise serving the Project, if any, as may exist from time to time, as determined by Landlord in Landlord’s sole and absolute discretion (the “Project Amenities”), including, without limitation, commercially reasonable subsidies which Landlord may provide in connection with the Project Amenities, (4) the Project Amenities Share of the Submarket Amenities Operating Expenses (as defined in Section 7 of the Sixth Amendment), (5) the cost of repairs, improvements and replacements, provided that to the extent that such repairs, improvements and/or replacements are reasonably determined by Landlord in accordance with sound real estate accounting principles to be capital in nature (each, a “Capital Expenditure”), such costs shall be amortized, with reasonable interest thereon, over the lesser of 10 years and the useful life of such Capital Expenditure, as reasonably determined by Landlord taking into account all relevant factors including, without limitation, the 24/7 operation of the Building, and (6) the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 4% of Base Rent, excluding only:” b. [Intentionally Deleted]. c. Controllable Operating Expenses. Notwithstanding anything to the contrary contained in Section 5 of the Lease, commencing on January 1, 2027, the fourth paragraph of Section 5 of the original Lease shall be deleted in its entirety and shall be replaced with the following: “From and after the expiration of the Controllable Operating Expense Base Year (i.e., January 1, 2027), that part of Operating Expenses which is comprised of Controllable Operating Expenses (as defined below) shall be increased by no more than 5% per year. For the avoidance of doubt, the first annual 5% increase shall be calculated using the actual amount of Controllable Operating Expenses incurred during the Controllable Operating Expense Base Year. Such limitation of 5% per year on increases shall be cumulative year Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

6 to year, so that if in any year the increase in cumulative Operating Expenses is more or less than 5%, then the difference between 5% and the actual percentage increase in that year may be carried forward to any future year, and may be applied in such future year to increase the actual percentage increase (even if more than 5% for such year) subject to the limitation that Controllable Operating Expenses shall not have increased by more than 5% compounded annually since the expiration of the Controllable Operating Expense Base Year. As used herein, the “Controllable Operating Expense Base Year” shall mean the period commencing on January 1, 2026, through December 31, 2026. “Controllable Operating Expenses” shall mean those Project Operating Expenses for which increases are reasonably within the control of Landlord, and shall specifically not include, without limitation, Taxes, assessments, refuse and or trash removal, insurance, collectively bargained union wages, electricity and other utilities. There shall be no limitation on the amount of increase from year to year on Project Operating Expenses which are not Controllable Operating Expenses.” 7. Tenant’s Repair and Maintenance Obligations. The parties acknowledge and agree that, as of the Effective Date, (x) all Building Systems at the Project constitute Exclusive Building Systems (as defined in Section 13 of the original Lease), and (y) Tenant is responsible, at its sole cost and expense (excluding the Building System Improvement Allowance which is being provided pursuant to Section 5 above with respect to the Building System Improvements), for performing all of Landlord’s maintenance, repair and replacement obligations with respect to the Exclusive Building Systems pursuant to and in accordance with the requirements set forth in the third paragraph of Section 13 of the original Lease, including, without limitation, any capital repairs and replacements of the Exclusive Building Systems, subject to Landlord’s prior written consent. The parties further acknowledge and agree that the 2019 Letter Agreement is hereby terminated and is null and void and of no further force or effect. 8. Submarket Amenities. (a) Generally. During the Term, an affiliate of Landlord (“ARE Landlord Affiliate”) may construct certain common amenities at property owned by such ARE Landlord Affiliate and located at or within the vicinity of the project commonly known as “The Alexandria Center for Sustainable Technologies” (the “Affiliate Project”), which may include, without limitation, shared conferencing facilities (“Shared Conference Facilities”) and/or a fitness center (collectively, the “Submarket Amenities”) for non- exclusive use by (a) Tenant, (b) other tenants of the Project, (c) Landlord, (d) the tenants of ARE Landlord Affiliate, (e) ARE Landlord Affiliate, (f) other affiliates of Landlord and Alexandria Real Estate Equities, Inc. (“ARE”), (g) the tenants of such other affiliates of Landlord and ARE, and (h) any other parties permitted by ARE Landlord Affiliate (collectively, “Users”). Landlord, ARE Landlord Affiliate, ARE, and all affiliates of Landlord, ARE Landlord Affiliate and ARE may be referred to collectively herein as the “ARE Parties.” Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that ARE Landlord Affiliate shall have the right, in its sole discretion, to construct any Submarket Amenities desired by ARE Landlord Affiliate at the Affiliate Project but not make all or a portion of such Submarket Amenities available for use by some or all currently contemplated Users. ARE Landlord Affiliate shall have the sole right to determine all matters related to the Submarket Amenities including, without limitation, relating to the type, design and construction thereof. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the development of any of the Submarket Amenities and that Tenant is not entering into this Lease relying on the construction and completion of the Submarket Amenities or with an expectation that the Submarket Amenities will ever be constructed and/or made available to Tenant. (b) License. Commencing on the date that all or a portion of the Submarket Amenities are made available for use by Users (the “Submarket Amenities Commencement Date”), and so long as the Affiliate Project and the Project continue to be owned by affiliates of ARE, Tenant shall have the non- Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

exclusive right to the use of the available Submarket Amenities in common with other Users pursuant to the terms of this Section 7. To the extent that the Submarket Amenities include a fitness center, fitness center passes shall be issued to Tenant for all full time employees of Tenant employed at the Premises.

(c) Operating Expenses. As used in the Lease, "Submarket Amenities Operating Expenses" shall mean all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year with respect to the Submarket Amenities (including, without limitation, commercially reasonable subsidies which ARE Landlord Affiliate or its affiliates may provide in connection with the Submarket Amenities), not including costs or expenses in connection with the design or construction of the Submarket Amenities or the cost of correcting defects in the construction of the Submarket Amenities. The "Project Amenities Share" shall mean the Project's share of the Submarket Amenities Operating Expenses, which shall be allocated as reasonably and equitably determined by the ARE Landlord Affiliate between and among the Affiliate Project, the Project and any other projects owned or operated by ARE Parties leased in whole or in part to Users granted the right under their respective leases (or other applicable occupancy agreement(s)) to all or portion of the Submarket Amenities. In no event shall the Project Amenities Share include any Submarket Amenities Operating Expenses for any Submarket Amenities that are not made available for use by Tenant.

(d) Shared Conference Facilities. Use by Tenant of the Shared Conference Facilities shall be in common with other users with scheduling procedures reasonably determined by ARE Landlord Affiliate or ARE Landlord Affiliate's then designated event operator ("Conferencing Operator"). Tenant's use of the Shared Conference Facilities shall be subject to the payment by Tenant of a fee, which shall be payable as directed by ARE Landlord Affiliate to either ARE Landlord Affiliate or Conferencing Operator, equal to the quoted rates for the usage of the Shared Conference Facilities in effect at the time of Tenant's scheduling. Tenant's use of the conference rooms in the Shared Conference Facilities shall be subject to availability and ARE Landlord Affiliate (or, if applicable, Conferencing Operator) reserves the right to exercise its reasonable discretion in the event of conflicting scheduling requests among Users.

(e) Rules and Regulations. Tenant shall be solely responsible for paying the cost of any and all ancillary services (e.g., audio visual equipment) provided to Tenant, at Tenant's request, and the cost of any and all goods and services provided to Tenant, at Tenant's request, by any food services operators and/or any third party vendors at the Affiliate Project. Tenant shall use the Submarket Amenities (including, without limitation, the Shared Conference Facilities) in compliance with all applicable Legal Requirements and any reasonable rules and regulations imposed by ARE Landlord Affiliate or Landlord from time to time (of which Tenant is provided advance written notice) and in a manner that will not interfere with the rights of other Users, which rules and regulations shall be enacted and enforced in a non-discriminatory manner and may include, (i) the required use by Users of one or more food and beverage operators designated by ARE Landlord Affiliate, (ii) usage of and compliance with reservations systems governing the use of Shared Conference Facilities and other facilities, (iii) the payment of additional costs in connection with the after-hours usage of shared conference rooms and other facilities, and (iv) access card entry requirements. The use of the Submarket Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreements reasonably required by ARE Landlord Affiliate or the operator of the Submarket Amenities to be executed by all persons wishing to use such Submarket Amenities. Neither the ARE Landlord Affiliate nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Submarket Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to the Shared Conference Facilities, the Submarket Amenities or the Affiliate Project.

Tenant acknowledges and agrees that ARE Landlord Affiliate shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Submarket Amenities at the Affiliate Project and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Submarket Amenities.

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8 (f) Waiver of Liability and Indemnification. Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while at the Affiliate Project. Tenant acknowledges and agrees that the indemnity and waivers set forth in Section 16 of the Lease shall apply with respect Landlord, ARE and ARE Landlord Affiliate in connection with (i) the use of the Submarket Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto the Affiliate Project. The provisions of this Section 7(f) shall survive the expiration or earlier termination of the Lease. (g) Insurance. Tenant shall cause all insurance to be carried by Tenant pursuant to the terms of Section 17 of the Lease to apply with respect to Tenant’s use of the Submarket Amenities. 9. Extension Right. As of the Effective Date, Section 40(a) of the original Lease is hereby deleted in its entirety and replaced with the following: “(a) Extension Right. Tenant shall have one right (the “Extension Right”) to extend the term of the Lease for 5 years (the “Extension Term”) on the same terms and conditions as the Lease (other than with respect to Base Rent, the Work Letter and the Sixth Amendment Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least months 9 prior, and no earlier than 12 months prior, to the then- current expiration date of the Term of the Lease. Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of the Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the Raleigh- Durham area of North Carolina for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, available amenities (including, without limitation, the Project Amenities, the Submarket Amenities (if any), age of the Building, age of mechanical systems serving the Premises), parking costs, leasing commissions, allowances or concessions, if any. Notwithstanding the foregoing, the Market Rate shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of the Extension Term increased by 3%. In addition, Landlord may impose a market rent (as reasonably determined by Landlord) for the parking rights provided hereunder. If, on or before the date which is 240 days prior to the expiration of the Term of the Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after the parties have negotiated in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the Term of the Lease for the Extension Term.” 10. OFAC. Tenant is and, to Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

9 regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules. 11. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Sixth Amendment and that no Broker brought about this transaction, other than Davis Moore Advisors and Innovation Commercial. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Davis Moore Advisors and Innovation Commercial, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Sixth Amendment. 12. Miscellaneous. a. This Sixth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Sixth Amendment may be amended only by an agreement in writing, signed by the parties hereto. b. This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns. c. This Sixth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Sixth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures. d. Except as amended by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment. In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail. Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment. [Signatures are on the next page] Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

10 IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the day and year first above written. TENANT: HUMACYTE, INC., a Delaware corporation By: Its: □ I hereby certify that the signature, name, and title above are my signature, name and title. LANDLORD: ARE-NC REGION NO. 5, LLC, a Delaware limited liability company By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member By: ARE-QRS Corp., a Maryland corporation, general partner By: Its: Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E X Dale Sander Chief Financial Officer Mark Hikin VP - Real Estate Legal Affairs

11 Exhibit A SIXTH AMENDMENT WORK LETTER THIS SIXTH AMENDMENT WORK LETTER dated September ______, 2025 (this “Work Letter”) is made and entered into by and between ARE-NC REGION NO. 5, LLC, a Delaware limited liability company (“Landlord”), and HUMACYTE, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated as of December 31, 2015, as amended by that certain letter agreement dated January 29, 2016, and as further amended by that certain First Amendment to Lease dated as of September 30, 2016, that certain Second Amendment to Lease dated as of February 8, 2017, that certain Third Amendment to Lease dated as of April 21, 2017, that certain Fourth Amendment to Lease dated as of October 31, 2017, that certain Fifth Amendment to Lease dated September 4, 2019, and that certain Sixth Amendment to Lease dated of even date herewith (the “Sixth Amendment”) (as amended, the “Lease”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease. 1. General Requirements. (a) Tenant’s Authorized Representative. Tenant designates Greg Miller (such individual, “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. The email address for Tenant’s Representative named in this Section 1(a) is gmiller@humacyte.com. (b) Landlord’s Authorized Representative. Landlord designates Chuck Blatchley and Leon Kislowski (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. The email address for Landlord’s Representative named in this Section 1(b) are cblatchley@are.com and lkislowski@are.com. (c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor for the Tenant Improvements (the “General Contractor”), and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor. 2. Tenant Improvements. (a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises of a fixed and permanent nature reflected in the TI Construction Drawings (as defined in Section 2(d) below) and any demolition of existing improvements necessary for the construction of the Tenant Improvements. Tenant shall be obligated to design and construct the Tenant Improvements with respect to the entire Premises in accordance with the terms of this Work Letter. Other than funding the Total TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy. (b) Tenant’s Space Plans. Following the date of this Work Letter, Tenant shall deliver to Landlord schematic drawings and outline specifications (the “Space Plans”) detailing Tenant’s Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E 29

Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

requirements for the Tenant Improvements. Not more than 10 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the Space Plans. Tenant shall cause the Space Plans to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter. Such process shall continue until Landlord has approved the Space Plans.

(c) Design Development Drawings. Following the approval of the Space Plans by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord preliminary permit set plans and specifications for development of the Tenant Improvements (the "Design Development Drawings"), which Design Development Drawings shall be prepared substantially in accordance with the approved Space Plans. Landlord shall deliver its written comments to the Design Development Drawings to Tenant not later than 10 business days after Landlord's receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the Space Plans. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof. Provided that the design reflected in the Design Development Drawings is consistent with the Space Plans, Landlord shall approve the Design Development Drawings submitted by Tenant. Landlord's approval of the Design Development Drawings shall not be unreasonably withheld, conditioned or delayed. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the Design Development Drawings.

(d) Working Drawings. Following the approval of the Design Development Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements ("TI Construction Drawings"), which TI Construction Drawings shall be prepared substantially in accordance with the Design Development Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant's requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord's receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the Design Development Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Design Development Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Landlord's approval of the TI Construction Drawings shall not be unreasonably withheld, conditioned or delayed. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(e) Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord's and Tenant's positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant's decision will not affect the Building structure or any Building Systems (in which case Landlord shall make the final decision).

3. Performance of the Tenant Improvements.

(a) Commencement and Permitting of the Tenant Improvements. Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the "TI Permit") authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant

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13 Improvements, Tenant shall deliver to Landlord a copy of Tenant’s contract with the TI Architect and a copy of Tenant’s contract with the General Contractor and certificates of insurance from the TI Architect and General Contractor evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the General Contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the General Contractor’s liability coverages required above. (b) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s reasonable discretion if the matter concerns the structural components of the Building or any Building Systems. (c) Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements. (d) Substantial Completion. Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the General Contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements. 4. Changes. Any changes requested by Tenant to the Tenant Improvements which would affect the Building structure or Building Systems (or which would reasonably be expected to affect the Building structure or Building Systems) (“Changes”) after the delivery and approval by Landlord of the TI Construction Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. (a) Tenant’s Right to Request Changes. If Tenant shall request Changes, Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. (b) Implementation of Changes. If Landlord approves such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change. 5. Costs. (a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed. The Budget shall be based upon the TI Construction Drawings approved by Landlord. The Budget shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 2% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of the Tenant Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

Improvements, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund.

(b) Total TI Allowance. Commencing on April 1, 2027, Landlord shall provide to Tenant a tenant improvement allowance ("Total TI Allowance") of $45.00 per rentable square foot of the Premises. The Total TI Allowance shall be disbursed in accordance with this Work Letter.

Except as expressly provided in Section 5 of the Sixth Amendment, Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the Total TI Allowance not required for the payment of TI Costs. Tenant shall have no right to any portion of the Total TI Allowance that is not disbursed before December 31, 2028.

In addition to the TI Allowance, commencing on April 1, 2027, Landlord shall reimburse Tenant for the actual, out-of-pocket costs incurred by Tenant in connection with preparing an initial test fit for the Premises, but in no event shall Landlord be required to pay any costs in excess of $0.15 per rentable square foot of the Premises for such test fit (the "Test-Fit Allowance"). Landlord shall reimburse Tenant for such costs within 60 days after Landlord's receipt of invoices reflecting the cost of such test-fit for the Premises and proof of payment thereof (which in no event shall occur prior to April 1, 2027). Tenant shall have no right to any portion of the Test-Fit Allowance that is not disbursed before December 31, 2028.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of the cost of demolition of any existing improvements in the Premises and for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the Space Plans, the Design Development Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord's Administrative Rent, and the cost of Changes (collectively, "TI Costs"). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building Systems materials or equipment, including, but not be limited to, Tenant's voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements. For the avoidance of doubt, the parties acknowledge and agree that although the Total TI Allowance will not be made available for Tenant's use until April 1, 2027, Tenant shall have the right to apply the Total TI Allowance towards TI Costs incurred hereunder during the period commencing on the Effective Date of the Lease through March 31, 2027 (in addition to TI Costs incurred hereunder from and after April 1, 2027).

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the Total TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended Total TI Allowance ("Excess TI Costs"), monthly disbursements of the Total TI Allowance shall be made on a "pari passu" basis in the proportion that the remaining Total TI Allowance bear to the outstanding TI Costs under the Budget, and Tenant shall fund the balance of each such monthly draw. For purposes of any litigation instituted with regard to such amounts, those amounts required to be paid by Tenant will be deemed Rent under the Lease. The Total TI Allowance and Excess TI Costs are herein referred to as the "TI Fund." Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for the TI Costs and the cost of Minor Variations in excess of the Total TI Allowance.

(e) Payment for TI Costs. Commencing on April 1, 2027, subject to the terms of Section 5(e), Landlord shall reimburse Tenant for TI Costs once a month against a draw request in Landlord's standard form, containing evidence of payment of such TI Costs by Tenant and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month's progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord's approval thereof for payment, no later than 45 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund),

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Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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15 Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises. (f) Tenant Improvement Progress Reports. Commencing on the date that Tenant commences the design and construction of the Tenant Improvements, then on or before the 10th day of each calendar month thereafter during the course of design and construction of the Tenant Improvements, Tenant shall deliver to Landlord a Tenant Improvement progress report in the form of Schedule 1 completed to provide all of the most up-to-date information regarding Tenant’s progress with respect the design and construction of the Tenant Improvements in addition to the corresponding AIA forms G702 and G703 (or their reasonable equivalents), if applicable, for all contracted costs. Concurrently with each progress report, Tenant shall also deliver to Landlord a forecast in the form of Schedule 2 completed to provide the projected remaining TI Costs. 6. Miscellaneous. (a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary. (b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant. (c) No Default Funding. In no event shall Landlord have any obligation to fund any portion of the Total TI Allowance during any period that Tenant is in Default under the Lease. (d) Notices. Notwithstanding anything to the contrary contained in the Lease or in the Work Letter, notices between Tenant’s Representative and Landlord’s Representative may be delivered via email. Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

16 Schedule 1 Tenant Improvement Progress Report Project Address: _____________________________ Certification Period: ______________ 1. Original Project Budget $__________________ 2. Net change by Change Orders/Update to budget $__________________ 3. Current budget to date (Line 1 ± 2) $__________________ 4. Total costs incurred to date $__________________ 5. Remaining balance to budget (Line 3 less Line 4) $__________________ Certification signature: ______________________ Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

17 Schedule 2 TI Cost Forecast Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

1 Exhibit B See Attached Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

1 Exhibit B-1 BUILDING SYSTEMS IMPROVEMENTS Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

1 Exhibit B-2 Building Improvements Specifications Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

2 Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

3 Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E

1 Exhibit B-3 Contractor and Engineers for Building System Improvements Humacyte – Winter Shutdown projects: a) Construction Manager / Project Manager: Bryan Wall Macallan Construction 7711 Welborn Street – Suite 103 Raleigh NC 27615 919-420-7801 He will be bringing the following Subs under his supervision: b) Boiler · C&C Boilers · Carolina Electric · Daniels Concrete · Hard Rock Concrete Core Drilling c) O2 - Oxygen Tank Farm Repairs · Roberts Gas · Carolina Electric · CK Plumbing d) PH Neutralization System · Piedmont Welding e) HEPA Replacement · Full Spectrum HEPA Cert · Research Air TAB f) Chiller · Brady Services (Project is Turnkey) g) Cooling Tower · Brady Services (Project is Turnkey) h) Cryo Room Carolina Electronic Carolina Electric i) Elevator Room Cover Macallan Docusign Envelope ID: 44A33E1A-8C4B-4B8E-980A-B08BC610EF5E